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                                  EXHIBIT 21

                 SUBSIDIARIES OF FULTON FINANCIAL CORPORATION
                 --------------------------------------------


Name of Subsidiary                            Organized Under the Laws of
------------------                            ---------------------------

Fulton Bank                                         Pennsylvania

Farmers Trust Bank                                  Pennsylvania

Swineford National Bank                             United States

Lafayette Bank                                      Pennsylvania

FNB Bank, National Association                      United States

Great Valley Savings Bank                           Pennsylvania

Hagerstown Trust Company                            Maryland

Delaware National Bank                              United States

The Bank of Gloucester County                       New Jersey

Fulton Financial Realty Company                     Pennsylvania

Fulton Life Insurance Company                       Arizona

Central Pennsylvania Financial Corp.                Pennsylvania

FFC Management, Inc.                                Delaware

The Woodstown National Bank &
  Trust Company                                     United States

The Peoples Bank of Elkton                          Maryland